Exhibit 10.2

EMPLOYEE MATTERS AGREEMENT

by and between

ALKERMES PLC

and

MURAL ONCOLOGY PLC

Dated as of November 13, 2023

1

EMPLOYEE MATTERS AGREEMENT

TABLE OF CONTENTS

i

ii

Section 8.15	Severability	22
Section 8.16	Interpretation	23
Section 8.17	No Duplication; No Double Recovery	23
Section 8.19	Counterparts	23

iii

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of November 13, 2023, is entered into by and between Alkermes plc (“Alkermes”), an Irish public limited company, and Mural Oncology plc (“Mural”), an Irish public limited company. “Party” or “Parties” means Alkermes or Mural, individually or collectively, as the case may be.

W I T N E S S E T H:

WHEREAS, as contemplated by the Separation Agreement, Alkermes and Mural desire to enter into this Agreement to provide for the allocation of Assets, Liabilities and responsibilities with respect to certain matters relating to employees and other individual service providers (including employee compensation and benefit plans and programs) between them.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.1 General. For purposes of this Agreement the following terms shall have the meaning ascribed to them in this Article I. Capitalized terms used and not defined herein shall have the meaning set forth in the Separation Agreement between the Parties, dated as of November 13, 2023 (the “Separation Agreement”).

(1)
“Action” means any demand, action, claim, suit, countersuit, arbitration, inquiry, subpoena, case, litigation, proceeding or investigation (whether civil, criminal, administrative or investigative) by or before any court or grand jury, any Governmental Entity or any arbitration or mediation tribunal.
(2)
“Alkermes 401(k) Plan” means the Alkermes, Inc. 401(k) Retirement Savings Plan.
(3)
“Alkermes Conversion Fraction” means a fraction, the numerator of which is the Alkermes Pre-Distribution Stock Value and the denominator of which is the Alkermes Post-Distribution Stock Value.
(4)
“Alkermes Employee” means any individual who, as of the Distribution Effective Time, is either receiving compensation from a member of the Alkermes Group which is to be reported on IRS Form W-2 (in the case of individuals employed in the United States) or who is on the payroll of an Alkermes Group member (in the case of individuals outside the United States), but does not include any Mural Employee.
(5)
“Alkermes FSAs” has the meaning set forth in Section 4.3.
(6)
“Alkermes Group” means (a) prior to the Distribution Effective Time, Alkermes and each entity that will be a Subsidiary of Alkermes immediately following the Distribution

Effective Time and (b) from and after the Distribution Effective Time, Alkermes and each entity that is a Subsidiary of Alkermes.
(7)
“Alkermes Health and Welfare Plans” means the health and welfare plans sponsored and maintained by Alkermes or any Alkermes Group member immediately prior to the Distribution Effective Time which provide group health, life, dental, accidental death and dismemberment, health care reimbursements, dependent care assistance and disability benefits.
(8)
“Alkermes Ordinary Shares” means the ordinary shares, par value $0.01 per share, of Alkermes.
(9)
“Alkermes Participant” means any individual who is an Alkermes Employee or a Former Alkermes Employee, and any beneficiary, dependent or alternate payee of such individual, as the context requires.
(10)
“Alkermes Post-Distribution Stock Value” means (i) the volume-weighted average trading price of Alkermes Ordinary Shares (trading “regular way”) on the three (3) trading days immediately prior to the date upon which the Distribution Effective Time occurs, as reported on Bloomberg, minus (ii) the volume-weighted average trading price of Mural Ordinary Shares on the one (1) trading day immediately following the date upon which the Distribution Effective Time occurs, as reported on Bloomberg, and taking into account the Distribution Ratio.
(11)
“Alkermes Pre-Distribution Stock Value” means the volume-weighted average trading price of Alkermes Ordinary Shares (trading “regular way”) on the three (3) trading days immediately prior to the date upon which the Distribution Effective Time occurs, as reported on Bloomberg.
(12)
“Alkermes PRSU” means a restricted stock unit subject to performance-based vesting that represents a general unsecured promise by Alkermes to deliver an Ordinary Share of Alkermes.
(13)
“Alkermes RSU” means a restricted stock unit subject solely to time-based vesting that represents a general unsecured promise by Alkermes to deliver an Ordinary Share of Alkermes.
(14)
“Alkermes Stock Plans” means the Alkermes plc Amended and Restated 2008 Stock Option and Incentive Plan, as amended, the Alkermes plc 2011 Stock Option and Incentive Plan, as amended and the Alkermes plc 2018 Stock Option and Incentive Plan, as amended.
(15)
“Assets” means all rights, title and ownership interests in and to all rights, properties, claims, Contracts, businesses or assets (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible or intangible, whether accrued, contingent or otherwise, in each case, whether or not recorded or reflected on the books and records or financial statements of any Person. Except as otherwise specifically set forth herein, in the Separation Agreement or in the Tax Matters Agreement, the rights and obligations of the Parties with respect to Taxes shall be governed by the Tax Matters Agreement and, therefore, Taxes (including any Tax items, attributes or rights to receive any Tax Refunds (as defined in the Tax Matters Agreement)) shall not be treated as Assets governed by this Agreement.
(16)
“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and ERISA Sections 601 through 608.
(17)
“Code” means the U.S. Internal Revenue Code of 1986, as amended, or any successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary or final regulation in force under that provision.
(18)
“Consents” means any consents, waivers, notices, reports or other filings to be obtained from or made, including with respect to any Contract, or any registrations, licenses, permits, authorizations to be obtained from, or approvals from, or notification requirements to, any Third Parties, including any Governmental Entity.
(19)
“Dispute Notice” has the meaning set forth in Section 7.1.
(20)
“Disputes” has the meaning set forth in Section 7.1.
(21)
“Distribution Date” means the date, as shall be determined by the Board of Directors of Alkermes, on which the Distribution occurs.
(22)
“Distribution Effective Time” means 12:01 a.m. Eastern time on the Distribution Date.
(23)
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary, or final regulation in force under that provision.
(24)
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
(25)
“Former Alkermes Employee” means any individual whose service relationship with an Alkermes Group member terminated for any reason before the Distribution Effective Time.
(26)
“Governmental Entity” means any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission, department, board, bureau or court, whether domestic, foreign, multinational or supranational exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government and any executive official thereof.
(27)
“Group” means (a) with respect to Alkermes, the Alkermes Group and (b) with respect to Mural, the Mural Group, as the context requires.
(28)
“HIPAA” means the health insurance portability and accountability requirements for “group health plans” under the U.S. Health Insurance Portability and Accountability Act of 1996, as amended.

(29)
“Incentive Stock Option” means an option which qualifies as an incentive stock option under the provisions of Section 422 of the Code.
(30)
“Liabilities” means any and all indebtedness, liabilities, costs, expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown, reserved or unreserved, or determined or determinable, including those arising under any Law, Action, or in connection with any dispute, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity and those arising under any Contract or any fines, damages or equitable relief which may be imposed and including all costs and expenses related thereto. Except as otherwise specifically set forth herein, in the Separation Agreement or in the Tax Matters Agreement, the rights and obligations of the Parties with respect to Taxes shall be governed by the Tax Matters Agreement and, therefore, Taxes shall not be treated as Liabilities governed by this Agreement.
(31)
“Mural 401(k) Plan” means the tax-qualified defined contribution savings plan with a cash or deferred arrangement under Section 401(k) of the Code adopted by Mural or a Mural Group member in accordance with Section 3.1(a).
(32)
“Mural Conversion Fraction” means a fraction, the numerator of which is the Alkermes Pre-Distribution Stock Value and the denominator of which is the Mural Distributed Stock Value.
(33)
“Mural Distributed Stock Value” means the volume-weighted average trading price of Mural Ordinary Shares on the ten (10) trading days immediately following the date upon which the Distribution Effective Time occurs, as reported on Bloomberg, and taking into account the Distribution Ratio.
(34)
“Mural Employee” means any individual who, as of the Distribution Effective Time, is either actively employed by or then on a leave of absence from Mural or a Mural Group member (including maternity, paternity, family, sick, disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994 and leave under the Family Medical Leave Act and other approved leaves) or who is employed by Alkermes or an Alkermes Group member and who becomes a Mural Employee pursuant to the operation of this Agreement.
(35)
“Mural ESPP” has the meaning set forth in Section 4.3.
(36)
“Mural FSAs” has the meaning set forth in Section 4.3.
(37)
“Mural Group” means (a) Mural and each entity that is a Subsidiary of Mural or will be a Subsidiary of Mural immediately following the Distribution Effective Time and (b) on and after the Distribution Effective Time, Mural and any entity that is a Subsidiary of Mural.
(38)
“Mural Health and Welfare Plans” has the meaning set forth in Section 4.1.
(39)
“Mural Ordinary Shares” means the ordinary shares, par value $0.01 per share, of Mural.

(40)
“Mural Participant” means any individual who is a Mural Employee and any beneficiary, dependent, or alternate payee of such individual, as the context requires.
(41)
“Mural PRSU” means a restricted stock unit subject to performance-based vesting that represents a general unsecured promise by Mural to deliver a Mural Ordinary Share, which restricted stock unit is granted as part of the adjustment to Alkermes PRSUs as set forth in Section 5.2(c).
(42)
“Mural RSU” means a restricted stock unit subject solely to time-based vesting that represents a general unsecured promise by Mural to deliver an Ordinary Share of Mural, which restricted stock unit is granted as part of the adjustment to Alkermes RSUs as set forth in Section 5.2(b).
(43)
“Mural Stock Plan” means the Mural plc 2023 Stock Option and Incentive Plan adopted by Mural prior to the Distribution Effective Time.
(44)
“Option” when immediately preceded by “Alkermes” means an outstanding option (either nonqualified or an Incentive Stock Option) to purchase Alkermes Ordinary Shares granted by Alkermes prior to the Distribution Date pursuant to the Alkermes Stock Plans and when immediately preceded by “Mural” means an outstanding option (either nonqualified or an Incentive Stock Option) to purchase Mural Ordinary Shares, which option is granted pursuant to the Mural Stock Plan as part of the adjustment to Alkermes Options as set forth in Section 5.2(a).
(45)
“Plan” when immediately preceded by “Alkermes” means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle (including an Alkermes Health and Welfare Plan) for which the eligible classes of participants include employees or former employees of Alkermes or an Alkermes Group member (which may include employees of Mural Group members prior to the Distribution Effective Time), and when immediately preceded by “Mural,” means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle (including a Mural Health and Welfare Plan) for which the eligible classes of participants are limited to employees or former employees (and their eligible dependents) of Mural or a Mural Group member, but no other Alkermes Group member.

Article II
TRANSFER OF MURAL EMPLOYEES; GENERAL PRINCIPLES

Section 2.1 Transfer of Employment to Mural of Additional Employees; Post-Effective Time Transfers; Independent Contractors.

(a)
Following the date hereof, Alkermes and Mural may cause the employment of individuals designated by Alkermes who are not employed by a Mural Group member as of the date hereof to be transferred to a Mural Group member within the time period(s) designated by Alkermes.
(b)
In the event that Alkermes determines following the Distribution Effective Time that any individual employed outside the United States (other than an individual who the Parties intend to be a Mural Employee) has inadvertently become employed by a member of the

Mural Group (due to the operation of transfer of undertakings or similar Law or regulation), the Parties shall cooperate and take such actions as may be reasonably necessary in order to cause the employment of such individuals to be promptly transferred to a member of the Alkermes Group.
(c)
The Parties shall cooperate and take such actions as may be reasonably necessary in order to minimize potential statutory, contractual, plan-based or other severance or similar obligations to the Parties or their Affiliates in connection with any transfers of employment described in this Section 2.1.
(d)
Mural will determine which, if any, temporary workers, individual consultants or independent contractors who are performing service primarily related to the Oncology Business, it wishes to transfer to a Mural Group member, and the Parties shall use reasonable efforts to transfer the individual or to assign the applicable Contract to a member of the Mural Group and Mural shall, or shall cause a member of the Mural Group to, assume and perform such Contract.

Section 2.2 Assumption and Retention of Liabilities. Alkermes and Mural intend that employment-related Liabilities associated with Alkermes Participants are to be retained or assumed by Alkermes or an Alkermes Group member (other than, for the avoidance of doubt, a Mural Group member), and employment-related Liabilities associated with Mural Participants are to be assumed by Mural or a Mural Group member, in each case, except as specifically set forth herein. Accordingly, as of the Distribution Effective Time:

(a)
Alkermes or the applicable member of the Alkermes Group hereby retains or assumes and agrees to pay, perform, fulfill and discharge, except as expressly provided in this Agreement, (i) all Liabilities arising under or related to Alkermes Plans, (ii) all employment or service-related Liabilities with respect to (A) all Alkermes Participants and (B) any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker or non-payroll worker or in any other employment or similar relationship primarily connected to Alkermes or an Alkermes Group member and (iii) any Liabilities expressly transferred or allocated to Alkermes or an Alkermes Group member under this Agreement; and
(b)
Mural or the applicable member of the Mural Group hereby retains or assumes and agrees to pay, perform, fulfill and discharge, except as expressly provided in this Agreement, (i) all Liabilities arising under or related to Mural Plans, (ii) all employment or service-related Liabilities with respect to (A) all Mural Participants and (B) any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker or non-payroll worker or in any other employment or similar relationship primarily connected to Mural or a Mural Group member, including, without limitation, for both (A) and (B) hereof, any such Liabilities that may have arisen or that may be based upon events that occurred while such Mural Participant or other individual was employed by or otherwise provided services to Alkermes or an Alkermes Group member, and (iii) any Liabilities expressly transferred or allocated to Mural or a Mural Group member under this Agreement.

Section 2.3 Mural Participation in the Alkermes Plans. Except as expressly provided in Article V of this Agreement, effective not later than the Distribution Effective Time, Mural and each Mural Group member shall cease to be a participating company in each Alkermes Plan, and Alkermes and Mural shall take all necessary action before the Distribution Effective Time to effectuate such cessation as a participating company.

Section 2.4 Sponsorship of the Mural Plans. Effective no later than immediately prior to the Distribution Effective Time, Alkermes and Mural shall take such actions (if any) as are required to cause each Mural Group member (other than Mural) to assume sole sponsorship of, and all Liabilities with respect to, each Mural Plan; provided that the parties shall agree prior to the Distribution Effective Time as to the treatment of any non-ERISA or voluntary Plans.

Section 2.5 No Duplication of Benefits; Service and Other Credit. Alkermes and Mural shall adopt, or cause to be adopted, all reasonable and necessary amendments and procedures to prevent Mural Participants from receiving duplicative benefits from the Alkermes Plans and the Mural Plans. With respect to Mural Employees, each Mural Plan shall provide that for purposes of determining eligibility to participate, vesting and entitlement to benefits, service prior to the Distribution Effective Time with Alkermes or an Alkermes Group member shall be treated as service with Mural or the applicable Mural Group member. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations under any Mural Plan. Each Mural Plan shall, to the extent practicable, waive pre-existing condition limitations with respect to Mural Employees. To the extent permitted under the applicable plan, Mural shall procure that the applicable Mural Group member shall honor any deductibles incurred by Mural Employees and their eligible dependents under any Alkermes medical plan in which they participated immediately prior to the Distribution Effective Time during the then-elapsed portion of the calendar year prior to the Distribution Effective Time for purposes of satisfying any deductibles or out-of-pocket maximums under the Mural Plans in which they are eligible to participate after the Distribution Effective Time in the same plan year in which such deductibles were incurred. For the avoidance of doubt, the Mural Group shall not be required to honor any co-payments incurred by Mural Employees or their eligible dependents under any Alkermes Health and Welfare Plan for purposes of satisfying any out-of-pocket maximums under the Mural Plans in which they are eligible to participate after the Distribution Effective Time.

Section 2.6 Reimbursements. From time to time after the Distribution Effective Time, the Parties shall reimburse one another, within sixty (60) days following reasonable request of the Party requesting reimbursement and the presentation by such Party of such substantiating documentation as the other Party shall reasonably request, for the cost of any Liabilities satisfied or assumed by the Party requesting reimbursement or its Affiliates that are made, pursuant to this Agreement, the responsibility of the other Party or any of its Affiliates.

Section 2.7 Approval of Plans. Prior to the Distribution Effective Time, Alkermes shall have caused Mural to adopt the Mural Stock Plan and an employee stock purchase plan intended to meet the requirements of Section 423 of the Code and the regulations promulgated thereunder (the “Mural ESPP”) and have taken all actions as may be necessary to approve the Mural Stock Plan and the Mural ESPP in order to satisfy the applicable requirements of the Code and the applicable rules and regulations of Nasdaq.

Section 2.8 Delivery of Shares; Registration Statement. From and after the Distribution Effective Time, Alkermes shall have sole responsibility for delivery of Alkermes Ordinary Shares pursuant to awards issued under an Alkermes Stock Plan in satisfaction of any obligations to deliver such shares under such Alkermes Stock Plan and shall do so without compensation from any Mural Group member. From and after the Distribution Effective Time, Mural shall have sole responsibility for delivery of Mural Ordinary Shares pursuant to awards issued under the Mural Stock Plan in satisfaction of any obligations to deliver such shares under the Mural Stock Plan and shall do so without compensation from any Alkermes Group member. From and after the Distribution Effective Time, Mural shall cause a registration statement on Form S-8 (or other appropriate form) to be filed with respect to such issued or issuable shares prior to the Distribution Effective Time and shall use commercially reasonable efforts to cause such registration statement to remain in effect for so long as there may be an obligation to deliver Mural shares under the Mural Stock Plan. Alkermes shall use commercially reasonable efforts (i) to assist Mural in completing such registration and (ii) to cause a registration statement on Form S-8 (or other appropriate form) of Alkermes to remain in effect for so long as there may be an obligation to deliver Alkermes shares under any Alkermes Stock Plan.

Section 2.9 No Change in Control. Alkermes and Mural each hereby agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including this Agreement, constitutes a “change in control,” “change of control,” “sale event,” or transaction having a similar name, as applicable, within the meaning of any Alkermes Plan or Mural Plan and, except as provided in this Agreement or as otherwise required by applicable law, no provision of this Agreement shall be construed to accelerate any vesting or create any rights or entitlement to any compensation or benefits on the part of any employee.

Section 2.10 Labor Relations. To the extent required by applicable Law, the Parties shall cooperate to provide notice, engage in consultation and take any similar action which may be required on its part in connection with the Separation. The Parties hereby agree that they are not aware of any applicable labor union, work council or similar employee organization that would require notice in connection with the Separation.

Article III
DEFINED CONTRIBUTION PLANS

Section 3.1 401(k) Plan.

(a)
Establishment of Plan and Trust. Effective October 1, 2023, Alkermes shall cause Mural or a Mural Group member to adopt the Mural 401(k) Plan, which shall be substantially similar in all material respects to the Alkermes 401(k) Plan, and any trust agreements, other plan documents, summary plan descriptions, notices and enrollment materials reasonably necessary to implement the Mural 401(k) Plan, and shall cause trustees to be appointed for such plan. Each Mural Employee who was eligible to participate in the Alkermes 401(k) Plan immediately prior to the effective date of the Mural 401(k) Plan (or prior to the Distribution Effective Time, if later) shall be eligible to participate in the Mural 401(k) Plan as of its effective date, and the participation of each Mural Employee in the Alkermes 401(k) Plan shall cease as of such date. All other Mural Employees shall become eligible to participate in the Mural 401(k) Plan as provided under the terms of such plan.

(b)
Severance from Employment. Participants in the Alkermes 401(k) Plan will be treated as having experienced a severance from employment, within the meaning of Section 401(k)(2)(B)(i) of the Code, for purposes of such plans as a result of the Separation or the occurrence of the Distribution Effective Time.
(c)
Post-Distribution Effective Time Contributions. If any Mural Employees are entitled to employer matching contributions under the terms of the Alkermes 401(k) Plan (or any other employer contributions under such plan) with respect to contributions made by Mural Employees into the Alkermes 401(k) Plan in the 2023 plan year prior to becoming a Mural Employee, and such employer matching contributions have not yet been deposited into the Mural Employees’ accounts under the Alkermes 401(k) Plan as of the Distribution Effective Time, then Alkermes and Mural shall cooperate to make such amendments, if any, to the Alkermes 401(k) Plan and/or the Mural 401(k) Plan and/or to take such other actions as may be necessary or appropriate to ensure that the Mural Employees are given the full economic benefit of such employer matching contributions as soon as practicable following the determination of such employer matching contribution (and other employer contribution, if any) amounts. For the avoidance of doubt, it is the intention of the parties hereto that the cost of the employer matching contribution (and other employer contributions, if any) described herein be borne by Alkermes.

Article IV
HEALTH AND WELFARE PLANS; PAYROLL; COBRA AND VACATION

Section 4.1 Cessation of Participation in Alkermes Health and Welfare Plans. Prior to the Distribution Effective Time, Mural shall establish health and welfare plans (the “Mural Health and Welfare Plans”) which generally correspond to the Alkermes Health and Welfare Plans in which Mural Employees participate immediately prior to the Distribution Effective Time. Effective on or about the Distribution Date, Mural Employees who were participating in the Alkermes Health and Welfare Plans as of the date immediately prior to the Distribution Date shall cease to participate in the Alkermes Health and Welfare Plans and shall, as applicable, commence participation in the corresponding Mural Health and Welfare Plan in which they have enrolled. Mural shall cause Mural Employees and their covered dependents who participate in Alkermes Health and Welfare Plans as of the date immediately prior to the Distribution Date to be eligible to enroll as of the Distribution Date in such Mural Health and Welfare Plans as are made available to the Mural Employee.

Section 4.2 Allocation of Health and Welfare Plan Liabilities. All outstanding Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by or on behalf of Mural Employees or their covered dependents under the Alkermes Health and Welfare Plans on or before the Distribution Effective Time shall be retained by the Alkermes Group. Any Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by or on behalf of Mural Employees or their covered dependents under the Alkermes Health and Welfare Plans following the Distribution Effective Time shall be assumed by a member of the Mural Group; provided, however, that to the extent such a Liability is covered under an insurance policy maintained with respect to an Alkermes Health and Welfare Plan regardless of when the Liability arises, and such Liability is not covered under an insurance policy maintained with respect to a Mural Health and Welfare Plan, such Liability shall be retained by the Alkermes Group to the extent of such coverage; and provided further, however, that to the extent that the Alkermes Group receives prior to the Distribution Effective Time an invoice from a service provider billing the Alkermes Group for a service or product relating to health or welfare coverage for Mural Employees or their covered dependents following the Distribution Effective Time, the Alkermes Group shall be responsible for paying such invoice and a member of the Mural Group shall reimburse the Alkermes Group for any amount paid by the Alkermes Group. For the avoidance of doubt, the working rates will be used for reimbursement for the self-insured dental. For purposes of this Agreement, a claim shall be incurred upon the date upon which service or product giving rise to the Liability was provided. Any payments, repayments, reimbursements or credits consisting of, or representing, dividends, demutualizations, premium refunds, rebates, subrogation or similar reimbursements, overpayments, class action recoveries or like payments under, or relating to, any Alkermes Health or Welfare Plan whenever occurring shall remain the property solely of Alkermes and neither Mural, any Mural Group member nor any Mural Participant shall have any interest in or right to such Alkermes property.

Section 4.3 Flexible Spending Plan Treatment. Effective on or about the Distribution Date, Mural shall establish a dependent care spending account and a medical care spending account (the “Mural FSAs”), which Mural FSAs shall have terms that are substantially identical to the analogous Alkermes dependent care and medical care flexible spending accounts (the “Alkermes FSAs”) as in effect immediately prior to the Distribution Date.

Section 4.4 Workers’ Compensation Liabilities. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by Mural Employees that result from an accident or from an occupational disease which is incurred or becomes manifest, as the case may be, on or before the Distribution Effective Time and while such individual was employed by Alkermes or an Alkermes Group member shall be retained by Alkermes. Any workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by Mural Employees that result from an accident or from an occupational disease which is incurred or becomes manifest, as the case may be, following the Distribution Effective Time shall be assumed by Mural; provided, however, that to the extent such a Liability is covered under a workers compensation insurance policy of Alkermes or an Alkermes Group member regardless of when the Liability arises, and such Liability is not covered under a workers compensation insurance policy of Mural or a Mural Group member, such Liability shall be retained by Alkermes or an Alkermes Group member to the extent of such coverage; and provided further, however, that to the extent that Alkermes or an Alkermes Group member, as applicable, receives prior to the Distribution Effective Time an invoice for a covered expense with respect to such Liability, Alkermes shall be responsible for paying such invoice and Mural shall reimburse Alkermes for any amount paid by Alkermes. Notwithstanding the foregoing, Mural shall assume worker’s compensation Liabilities to the extent they are imposed on Mural under applicable Law or where the injury or illness related to the Liability is aggravated or subject to further injury after the Distribution Effective Time. A Liability which must be paid due to the existence of a deductible shall not be deemed to be covered by a workers compensation insurance policy for purposes of this Section 4.4. Subject to the foregoing, Mural and each Mural Group member shall also be solely responsible for all workers’ compensation Liabilities relating to, arising out of, or resulting from any claim incurred for a compensable injury sustained by a Mural Employee that results from an accident or from an occupational disease which is incurred or becomes manifest, as the case may be, after the Distribution Effective Time. Alkermes, each Alkermes

Group member, Mural and each Mural Group member shall cooperate with respect to processing of claims, any notification to appropriate governmental agencies of the disposition and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and claims handling contracts.

Section 4.5 Payroll Taxes and Reporting. Alkermes and Mural (i) shall, to the extent practicable, treat Mural (or a Mural Group member designated by Mural) as a “successor employer” and Alkermes (or the appropriate Alkermes Group member) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Mural Employees for purposes of taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act, and (ii) hereby agree to use commercially reasonable efforts to implement the standard procedure described in Section 4 of Revenue Procedure 2004-53. Without limiting in any manner the obligations and Liabilities of the Parties under the Tax Matters Agreement, including all withholding obligations otherwise set forth therein, Alkermes, each Alkermes Group member, Mural and each Mural Group member shall each bear its responsibility for payroll tax obligations and for the proper reporting to the appropriate governmental authorities of compensation earned by their respective employees after the Distribution Effective Time, including compensation related to the exercise of stock options or the vesting or exercise of other equity awards.

Section 4.6 COBRA and HIPAA Compliance. Alkermes or an Alkermes Group member shall retain the responsibility for administering compliance with the health care continuation requirements of COBRA for any COBRA qualified beneficiaries who incur a COBRA qualifying event or loss of coverage under the Alkermes Health and Welfare Plans at any time before the Distribution Date. Mural shall be responsible for administering compliance with the health care continuation requirements of COBRA, and the corresponding provisions of the Mural Health and Welfare Plans with respect to Mural Participants who incur a COBRA qualifying event or loss of coverage under the Mural Health and Welfare Plans at any time upon or after the Distribution Date. For the avoidance of doubt, COBRA costs will be invoiced monthly to Mural during the transition period, and Mural shall be responsible for the cost and administration of COBRA for any Mural Employees who are not eligible for the Mural Health and Welfare Plans in 2024 while continuing COBRA coverage.

Section 4.7 Vacation and Paid Time Off. As of the Distribution Effective Time, (which, to avoid doubt, is also the last day of employment at Alkermes (or an Alkermes Group Member, as applicable of any Mural Employee) or such earlier time as Alkermes determines, Alkermes or an Alkermes Group member (as determined by Alkermes) shall pay out, to each employee of Alkermes or Alkermes Group member who becomes an applicable Mural Group member as of the Distribution Effective Time, any accrued but unused vacation time and accrued but unused paid time off that is required to be paid out under applicable law (or, if broader than applicable law in this respect, Alkermes policy).

Article V
INCENTIVE COMPENSATION, EQUITY COMPENSATION AND OTHER BENEFITS

Section 5.1 Annual Cash-Based Incentive Plans. Following the Distribution Effective Time and on or about the date that Mural pays annual cash incentive bonuses to Mural

Employees for fiscal year 2023, Alkermes (or a member of the Alkermes Group) shall pay each Mural Employee who was participating in the Alkermes plc Affiliated Company 2023 General Performance Pay Plan as of the Distribution Effective Time, a pro-rata annual cash bonus for fiscal year 2023 attributable to such Mural Employee’s service with Alkermes in fiscal year 2023 prior to the Distribution Effective Time, if any (each, an “Alkermes Pro Rata Bonus” and the aggregate amount of all Pro-Rata Bonuses, the “Aggregate Pro-Rata Bonus Amount”); provided, however, that the Aggregate Pro-Rata Bonus Amount shall not exceed the aggregate amount accrued by Alkermes for annual cash incentive bonuses for Mural Employees with respect to the Mural Employees’ service with Alkermes in fiscal year 2023 prior to the Distribution Effective Time. Mural shall be responsible for paying pro-rata annual cash incentive bonus payments for fiscal year 2023 to Mural Employees attributable to each Mural Employee’s service with Mural in 2023 after the Distribution Effective Time in accordance with Mural’s annual cash incentive plan for fiscal year 2023, if any (each, a “Mural Pro-Rata Bonus”). At least fifteen (15) days prior to the date that Mural (or a member of the Mural Group) makes such Mural Pro-Rata Bonus payments to Mural Employees, Mural shall provide Alkermes with the Alkermes Pro Rata Bonus amount for each applicable Mural Employee. Unless otherwise provided in a written employment agreement or offer letter between Mural (or a member of the Mural Group) and a Mural Employee, any Mural Employee who is not employed by Mural (or a member of the Mural Group) on the date that Mural (or a member of the Mural Group) makes Mural Pro-Rata Bonus payments shall not be eligible to receive an Alkermes Pro-Rata Bonus or a Mural Pro-Rata Bonus.

Section 5.2 Awards under the Alkermes Stock Plans. Alkermes and, where applicable, Mural, shall take all actions necessary or appropriate so that each Alkermes Option, Alkermes RSU and Alkermes PRSU outstanding immediately prior to the Distribution Effective Time shall be adjusted as set forth in this Section 5.2.

(a)
Alkermes Options.
(i)
Alkermes Options held by Alkermes Participants and Alkermes Options held by Former Alkermes Employees. Upon the Distribution Effective Time, each vested and unvested Alkermes Option held by an Alkermes Participant and each vested and unvested Alkermes Option held by a Former Alkermes Employee will be equitably adjusted solely into an adjusted Alkermes Option. The number of Alkermes Ordinary Shares subject to the adjusted Alkermes Option will be equal to the number of Alkermes Ordinary Shares subject to the option immediately prior to the Distribution Effective Time multiplied by the Alkermes Conversion Fraction, with the result being rounded down to the nearest whole share. The per share exercise price of the adjusted Alkermes Option will be equal to the per share exercise price of the original Alkermes Option divided by the Alkermes Conversion Fraction, with the result being rounded up to the nearest whole cent. Each adjusted Alkermes Option shall be subject to the same terms and conditions regarding type (whether an Incentive Stock Option or a nonqualified Option), grant date, term, vesting, and other provisions regarding exercise as set forth in the original Alkermes Option. Such adjustments shall be done in a manner consistent with the requirements of Section 409A of the Code and, for Incentive Stock Options, Section 424 of the Code.

(ii)
Alkermes Options held by Mural Participants. Upon the Distribution Effective Time, each vested and unvested Alkermes Option held by a Mural Participant will be converted into a Mural Option. The number of Mural Ordinary Shares subject to the Mural Option will be equal to the number of Alkermes Ordinary Shares subject to the option immediately prior to the Distribution Effective Time multiplied by the Mural Conversion Fraction, with the result being rounded down to the nearest whole share. The per share exercise price of the Mural Option will be equal to the per share exercise price of the original Alkermes Option divided by the Mural Conversion Fraction, with the result being rounded up to the nearest whole cent. Each unvested Mural Option shall be subject to the same terms and conditions regarding type (whether an Incentive Stock Option or a nonqualified Option), grant date, term, vesting (including, for the avoidance of doubt, that each such Mural Participant will receive service credit for purposes of vesting for periods of employment with Alkermes prior to the Distribution Effective Time), and other provisions regarding exercise as set forth in the original Alkermes Option. Such adjustments shall be done in a manner consistent with the requirements of Section 409A of the Code and, for Incentive Stock Options, Section 424 of the Code.
(b)
Alkermes RSUs.
(i)
Alkermes RSUs held by Alkermes Participants. Upon the Distribution Effective Time, each Alkermes RSU held by an Alkermes Participant will be equitably adjusted solely into an adjusted Alkermes RSU. The number of Alkermes Ordinary Shares subject to the adjusted Alkermes RSU will be equal to the number of Alkermes Ordinary Shares subject to the Alkermes RSU immediately prior to the Distribution Effective Time multiplied by the Alkermes Conversion Fraction, with the result being rounded down to the nearest whole share. Each adjusted Alkermes RSU shall be subject to the same terms and conditions regarding grant date, term, vesting, and other provisions regarding settlement as set forth in the original Alkermes RSU award. Such adjustments shall be done in a manner consistent with requirements of Section 409A of the Code.
(ii)
Alkermes RSUs held by Mural Participants. Upon the Distribution Effective Time, each Alkermes RSU held by a Mural Participant will be equitably adjusted solely into a Mural RSU. The number Mural Ordinary Shares subject to the Mural RSU will be equal to the number of Alkermes Ordinary Shares subject to the Alkermes RSU immediately prior to the Distribution Effective Time multiplied by the Mural Conversion Fraction, with the result being rounded down to the nearest whole share. Each Mural RSU shall be subject to the same terms and conditions regarding grant date, term, vesting (including, for the avoidance of doubt, that each Mural Participant will receive service credit for purposes of vesting for periods of employment with Alkermes prior to the Distribution Effective Time), and other provisions regarding settlement as set forth in the original Alkermes RSU award. Such adjustments shall be done in a manner consistent with the requirements of Section 409A of the Code.
(c)
Alkermes PRSUs.
(i)
Alkermes PRSUs held by Alkermes Participants. Upon the Distribution Effective Time, each Alkermes PRSU held by an Alkermes Participant will be equitably adjusted solely into an adjusted Alkermes PRSU. The number of Alkermes Ordinary Shares subject to the adjusted Alkermes PRSU will be equal to the number of Alkermes Ordinary Shares subject to the Alkermes PRSU immediately prior to the Distribution Effective Time multiplied by the Alkermes Conversion Fraction, with the result being rounded down to the nearest whole share. Each adjusted Alkermes PRSU shall be subject to the same terms and conditions regarding grant date, term, vesting and other provisions regarding settlement as set forth in the original Alkermes PRSU award; provided that, the Alkermes Board may authorize such adjustments to the performance goals underlying the applicable Alkermes PRSU award as it determines to be appropriate to reflect the impact of the Separation. Such adjustments shall be done in a manner consistent with requirements of Section 409A of the Code.
(ii)
Alkermes PRSUs held by Mural Participants. Upon the Distribution Effective Time, each Alkermes PRSU held by a Mural Participant will be equitably adjusted solely into a Mural PRSU. The number of Mural Ordinary Shares subject to the Mural PRSU will be equal to the number of Alkermes Ordinary Shares subject to the Alkermes PRSU immediately prior to the Distribution Effective Time multiplied by the Mural Conversion Fraction, with the result being rounded down to the nearest whole share. Each Mural PRSU shall be subject to the same terms and conditions regarding grant date, term, vesting (including, for the avoidance of doubt, that each Mural Participant will receive service credit for purposes of vesting for periods of employment with Alkermes prior to the Distribution Effective Time) and other provisions regarding settlement as set forth in the original Alkermes RSU award (other than with respect to performance conditions). Such adjustments shall be done in a manner consistent with the requirements of Section 409A of the Code.
(d)
Delivery; Withholding.
(i)
Delivery. Mural shall be solely responsible for the issuance of Mural Ordinary Shares in respect of the grant, exercise and/or vesting of Mural Options, Mural RSUs and Mural PRSUs (regardless of the holder thereof). Alkermes shall be solely responsible for the issuance of Alkermes Ordinary Shares in respect of the grant, exercise and/or vesting of Alkermes Options, Alkermes RSUs and Alkermes PRSUs (regardless of the holder thereof).
(ii)
Withholding and Reporting. Following the Distribution Effective Time, (i) Mural shall be solely responsible for all income, payroll and other tax remittance and reporting related to the compensation of Mural Participants and (ii) Alkermes shall be solely responsible for all income, payroll and other tax remittance and reporting related to the compensation of Alkermes Participants. The Parties will cooperate and communicate with each other and with third-party providers to effectuate the withholding and remittance of any such Taxes, as well as any required tax reporting, in a timely, efficient and appropriate manner. To the maximum extent permitted under applicable Law, Alkermes and Mural shall share, and shall cause each member of its respective Group to share, with each other and their respective agents and vendors all information reasonably necessary for the efficient and accurate administration of the Alkermes Stock Plans and the Mural Stock Plan.

(e)
Partial Interests in Shares. To the extent that any adjustment described in this Section 5.2 results in any fractional interest in shares, such fractional interest shall be rounded down to the nearest whole share.
(f)
Equity Awards in Certain Non-U.S. Jurisdictions. Notwithstanding the foregoing provisions of this Section 5.2, the Parties may mutually agree, in their sole discretion, not to adjust certain outstanding Alkermes Options, RSUs and PRSUs pursuant to the foregoing provisions of this Section 5.2 where those actions would create or trigger adverse legal, accounting or tax consequences for Alkermes, Mural and/or the affected non-U.S. award holder. In such circumstances, Alkermes and/or Mural may take any action necessary or advisable to prevent any such adverse legal, accounting or tax consequences, including agreeing that the outstanding Alkermes Options, RSUs and/or PRSUs of the affected non-U.S. award holders shall terminate in accordance with the terms of the applicable Alkermes Stock Plan and the underlying award agreements, in which case Alkermes or Mural, as applicable, shall equitably compensate the affected non-U.S. award holders in an alternate manner determined by Alkermes or Mural, as applicable, in its sole discretion, or apply an alternate adjustment method. Where and to the extent required by applicable Law or tax considerations outside the United States, the adjustments described in this Section 5.2 shall be deemed to have been effectuated immediately prior to the Distribution Date.
(g)
Administration. Each of Alkermes and Mural shall establish an appropriate administration system (through Merrill Lynch, Pierce, Fenner & Smith Incorporated, ETrade Securities LLC and Computershare Trust Company, N.A.) in order to handle exercises and delivery of shares in an orderly manner and provide reasonable levels of service for equity award holders. Upon the Distribution Effective Time, Mural shall succeed to all administrative and interpretive and other rights of Alkermes with respect to awards converted into awards with respect to Mural Ordinary Shares hereunder.
(h)
No Effect on Subsequent Awards. The provisions of this Section 5.2 shall have no effect on the terms and conditions of equity and equity-based awards granted following the Distribution Date by Alkermes or Mural.
(i)
No Termination of Employment or Service. Holders of equity or equity-based awards described in this Section 5.2 will not be treated as having experienced a termination of employment or service for purposes of such awards as a result of the Separation or the occurrence of the Distribution Effective Time.

Section 5.3 Mural Blackout Period. During the period beginning as of the Distribution Date and ending approximately thirty-five (35) days after the Distribution Date or such earlier date as may be determined by Mural, no Mural Participant who holds vested Mural Options may exercise such Options, and no Mural Participant who holds vested Mural PRSUs or RSUs may sell the Mural Ordinary Shares issued upon the settlement of such Mural PRSUs or RSUs other than shares sold to cover tax withholding obligations.

Section 5.4 Alkermes Blackout Period. During the period beginning as of the date that Mural Ordinary Shares begin trading on a “when-issued” basis on Nasdaq and ending as of the date that is approximately ten (10) trading days following the Distribution Date or such earlier date as may be determined by Alkermes, no Alkermes Participant who holds vested Alkermes Options may exercise such Options, and no Alkermes Participant who holds vested Alkermes PRSUs or RSUs may sell the Alkermes Ordinary Shares issued upon the settlement of such Alkermes PRSUs or RSUs other than shares sold to cover tax withholding obligations.

Section 5.5 Section 409A. The Parties agree that their intent is that all payments and benefits under this Agreement will comply with or be exempt from Section 409A of the Code to the extent applicable. This Agreement shall be interpreted such that all such payments and benefits either comply with or are exempt from Section 409A of the Code, and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, Alkermes and Mural agree to negotiate in good faith regarding the need for any treatment of any payments or benefits hereunder different from that otherwise provided herein to ensure that the treatment of Alkermes or Mural Options, PRSUs, RSUs or other compensation hereunder does not cause the imposition of a tax under Section 409A of the Code.

Section 5.6 Mural Director Obligations. With respect to any non-employee director of Mural following the Distribution Effective Time, Mural shall be responsible for the payment of any fees or other obligations for service on the board of directors of Mural at or at any time after the Distribution Effective Time and any fees or other obligations for the service of a Mural director to the Mural Group prior to the Distribution Effective Time and Alkermes shall not have any responsibility for any such fees or other obligations.

Article VI
GENERAL AND ADMINISTRATIVE

Section 6.1 Sharing of Participant Information. To the maximum extent permitted under applicable Law, Alkermes and Mural shall share, and shall cause each member of its respective Group to share, with each other and their respective agents and vendors all participant information reasonably necessary for the efficient and accurate administration of each of the Alkermes Plans and the Mural Plans. Alkermes and Mural and their respective authorized agents shall, subject to applicable Laws regarding confidentiality and privacy, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other Party, to the extent necessary for such administration. Without limiting the foregoing, and subject to applicable Law, Alkermes shall transfer to Mural any and all employment records and information (including, but not limited to, any Form I-9, Form W-2 or other Internal Revenue Service forms) with respect to Mural Employees and other records reasonably required by Mural to enable Mural properly to carry out its obligations under this Agreement. Alkermes shall retain copies of such records to the extent required or advisable under applicable law. Such transfer of records and information generally shall occur as soon as administratively practicable on or after the Distribution Effective Time. Each Party will permit the other Party reasonable access to employee records and information, to the extent reasonably necessary for such accessing Party to carry out its obligations hereunder (subject to applicable Law). Notwithstanding anything in this Agreement to the contrary, all confidential records and data relating to Mural Employees to be shared or transferred pursuant to this Agreement shall be subject to Section 7.7 of the Separation Agreement (Confidentiality) and the requirements of applicable law.

Section 6.2 Cooperation. The Parties agree to reasonably cooperate to effect the terms and conditions of this Agreement, from and after the date hereof.

Section 6.3 No Third Party Rights or Entitlements. No provision of this Agreement or the Separation Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any future, present, or former employee of Alkermes, an Alkermes Group member, Mural, or a Mural Group member under this Agreement, the Separation Agreement, any Alkermes Plan or Mural Plan or otherwise. Except as expressly provided in this Agreement, nothing in this Agreement shall preclude Mural or any Mural Group member, at any time after the Distribution Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Mural Plan, any benefit under any Mural Plan or any trust, insurance policy or funding vehicle related to any Mural Plan; and except as expressly provided in this Agreement, nothing in this Agreement shall preclude Alkermes or any Alkermes Group member, at any time after the Distribution Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Alkermes Plan, any benefit under any Alkermes Plan or any trust, insurance policy or funding vehicle related to any Alkermes Plan.

Section 6.4 Audit Rights with Respect to Information Provided. Each of Alkermes and Mural, and their duly authorized representatives, shall have the right to conduct reasonable audits with respect to all information provided to it by the other Party pursuant to this Agreement. The Parties shall cooperate to determine the procedures and guidelines for conducting audits under this Section 6.4, which shall require reasonable advance notice by the auditing Party. The auditing Party shall have the right to make copies of any relevant records at its expense, subject to applicable Law. Failure of a third party service provider to provide information shall not constitute a breach of this Section 6.4; provided that the applicable Party has timely requested the information from such service provider.

Section 6.5 Fiduciary Matters. Alkermes and Mural each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 6.6 Consent of Third Parties. If any provision of this Agreement is dependent on the Consent of any third party (such as a vendor or Governmental Entity), Alkermes and Mural shall use commercially reasonable efforts to obtain such Consent, and if such Consent is not obtained, to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to Consent, Alkermes and Mural shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase “commercially reasonable efforts” as used herein shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

Section 6.7 Assignment of “Claw-Back” or Recoupment Rights. To the extent a member of the Alkermes Group holds any repayment, “claw-back” or recoupment rights with respect to remuneration paid or provided to Mural Employees (e.g., the right to require repayment of compensation upon a termination of employment or misconduct by the employee) in connection with any relocation benefit, sign-on bonus, tuition benefit or otherwise, other than any repayment, “claw-back” or recoupment rights pursuant to any policy adopted pursuant to Section 10D of the Exchange Act, such rights are hereby assigned to Mural upon the Distribution Effective Time, it being agreed that the transactions contemplated by the Separation Agreement shall not, in and of themselves, trigger any such repayment or recoupment right. The Parties shall cooperate to execute any further documentation as may be necessary to evidence such assignment. The Parties shall cooperate to enforce any rights that any Alkermes Group member may have with respect to a Mural Employee under any policy adopted pursuant to Section 10D of the Exchange Act.

Section 6.8 Proprietary Information and Inventions Agreements. Effective as of the Distribution Effective Time, Alkermes shall, or shall cause the appropriate member of the Alkermes Group to, waive such rights under any proprietary information, confidentiality, inventions, restrictive covenant or similar agreement between any Mural Employee and any Alkermes Group member as Mural determines, and Alkermes agrees, in their reasonable discretion to be necessary or appropriate to permit such Mural Employee to perform such Mural Employee’s services to Mural or a Mural Group member from and after the Distribution Effective Time.

Article VII
DISPUTE RESOLUTION

Section 7.1 Negotiation. A Party seeking resolution of a controversy, dispute or Action arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to, this Agreement or the transactions contemplated hereby or thereby, including any Action based on contract, tort, statute or constitution (collectively, “Disputes”) shall provide written notice of such Dispute to the other Party, specifying the terms of such Dispute in reasonable detail (“Dispute Notice”). The Transition Committee (as defined in the Transition Services Agreements) shall attempt to resolve the Dispute through good faith negotiation for a reasonable period of time; provided that such reasonable period shall not, unless otherwise agreed by the Parties in writing, exceed thirty (30) days from the time of receipt by a Party of the Dispute Notice. If the Dispute has not been resolved within fifteen (15) days after receipt of the Dispute Notice, the respective Chief Executive Officers or their respective designees (with full settlement authority) of Alkermes and Mural shall meet in person (or where necessary, by phone) at a mutually acceptable time and, if applicable, place, and thereafter as often as they reasonably deem necessary, to attempt in good faith to resolve the Dispute. Any contractual time period or deadline under this Agreement to which such Dispute relates occurring after the Dispute Notice is received shall be tolled from the date in which a dispute is initiated until the conclusion of the arbitration process as outlined in this Article VII.

Section 7.2 Arbitration. Any Dispute that is not resolved pursuant to Section 7.1 within thirty (30) days after receipt of a Dispute Notice, unless such thirty (30) day period is otherwise extended by agreement of the Parties in writing, shall be resolved by final and binding arbitration pursuant to the procedures set forth in Section 8.2 of the Separation Agreement.

Section 7.3 Continuity of Service and Performance. Unless otherwise agreed in writing, the Parties shall continue to provide service and honor all other commitments under this Agreement during the course of a Dispute with respect to all matters not subject to such Dispute.

Section 7.4 Injunctive or Other Equity Relief. Nothing contained in this Agreement shall deny any Party the right to seek temporary injunctive relief in the context of a bona fide emergency or prospective irreparable harm in order to maintain the status quo while an arbitration initiated pursuant to Section 7.2 is pending; provided, however, that any other relief not expressly permitted under this Section 7.4 must be pursued in accordance with Section 7.2, with all remedies being cumulative to the extent allowed by applicable Law. The Parties further agree that any action brought under this Section 7.4 shall be brought exclusively in the courts within the State of Delaware set forth in Section 8.14, and that such courts shall have personal jurisdiction over the Parties in such action.

Article VIII
MISCELLANEOUS

Section 8.1 Complete Agreement; Construction. This Agreement, together with the Separation Agreement and other Ancillary Agreements, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event and to the extent that there is a conflict or inconsistency between the provisions of this Agreement and the provisions of the Separation Agreement, this Agreement shall control.

Section 8.2 Transaction Agreements. Except as expressly set forth herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the other Transaction Agreements.

Section 8.3 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Distribution Effective Time and remain in full force and effect in accordance with their applicable terms.

Section 8.4 Expenses.

(a)
Except as otherwise expressly provided in this Agreement, or as otherwise agreed to in writing by the Parties, all out-of-pocket fees, costs and expenses incurred at or prior to the Distribution Effective Time in connection with, and as required by, the preparation, execution, delivery and implementation of this Agreement shall be borne and paid by Alkermes.
(b)
Except as otherwise expressly provided in this Agreement (including this Section 8.4), or as otherwise agreed to in writing by the Parties, each Party shall bear its own out-of-pocket costs and expenses incurred or accrued after the Distribution Effective Time; provided, however, that, except as otherwise expressly provided in this Agreement, any fees, costs and expenses incurred after the Distribution Effective Time in obtaining any Consents or novation from a Third Party in connection with the Transfer to or Assumption by a Party or its Subsidiary of any Assets or Liabilities in connection with the Separation shall be borne by the Party or its Subsidiary to which such Assets are being Transferred or which is Assuming such Liabilities.
(c)
Notwithstanding the foregoing, each Party shall be responsible for paying its own internal fees, costs and expenses.

Section 8.5 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or email with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Party at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.5):

To Alkermes:

Alkermes plc
c/o Alkermes, Inc.
900 Winter Street
Waltham, Massachusetts 02451
Attn: David Gaffin
Email:

To Mural:

Mural Oncology plc
c/o Mural Oncology, Inc.
852 Winter Street
Waltham, Massachusetts 02451
Attn: Maiken Keson-Brookes
Email:

Section 8.6 Waivers. The delay or failure of either Party to exercise or enforce any of its rights under this Agreement will not constitute, or be deemed to be, a waiver of those rights, nor will any single or partial exercise of any such rights preclude any other or further exercise thereof or the exercise of any other right. No waiver of any provision of this Agreement will be effective unless it is in writing and signed by the Party against which it is being enforced.

Section 8.7 Assignment. No Party may assign any rights or delegate any obligations arising under this Agreement, in whole or in part, directly or indirectly, without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), and any attempt to so assign any rights or delegate any obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, no such consent shall be required for any such assignment or delegation (i) with respect to Alkermes, to a Subsidiary of Alkermes (so long as such Subsidiary remains a Subsidiary of Alkermes), (ii) with respect to Mural, to a Subsidiary of Mural (so long as such Subsidiary remains a Subsidiary of Mural) or (iii) to a bona fide Third Party in connection with a merger, reorganization, consolidation or the sale of all or substantially all the assets of a Party so long as the resulting, surviving or transferee entity assumes all the obligations of the assigning Party by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the non-assigning Party; provided, however, that in the case of each of the preceding clauses (i) and (ii), no assignment permitted by this Section 8.7 shall release the assigning Party from liability for the full performance of its obligations under this Agreement. It is understood and agreed that any Party may cause any of its Subsidiaries to perform any or all of its obligations hereunder, and may designate any of its Subsidiaries to receive any of its entitlements hereunder.

Section 8.8 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors (whether by merger, acquisition of assets or otherwise) and permitted assigns.

Section 8.9 Termination and Amendment. This Agreement may be terminated, modified or amended, and the Distribution may be amended, modified or abandoned, at any time prior to the Distribution Effective Time by and in the sole and absolute discretion of Alkermes without the approval of Mural or the stockholders of Alkermes. In the event of such termination, no Party shall have any liability of any kind to the other Party or any other Person by reason of such termination. After the Distribution Effective Time, this Agreement may not be terminated, modified or amended except by an agreement in writing signed by Alkermes and Mural.

Section 8.10 Payment Terms.

(a)
Except as otherwise expressly provided to the contrary in this Agreement, any amount to be paid or reimbursed by a Party (and/or a member of such Party’s Group) to the other Party (and/or a member of such other Party’s Group) under this Agreement shall be paid or reimbursed hereunder within sixty (60) days after presentation of an invoice or a written demand therefor, in either case setting forth, or accompanied by, reasonable documentation or other reasonable explanation supporting such amount.
(b)
Except as expressly provided to the contrary in this Agreement, any amount not paid when due pursuant to this Agreement (and any amount billed or otherwise invoiced or demanded and properly payable that is not paid within sixty (60) days of such bill, invoice or other demand) shall bear interest at a rate per annum equal to the Prime Rate, from time to time in effect, plus two percent (2%), calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment.
(c)
Without the consent of the Party receiving any payment under this Agreement specifying otherwise, all payments to be made by either Alkermes or Mural under this Agreement shall be made in U.S. dollars. Except as expressly provided herein, any amount which is not expressed in U.S. dollars shall be converted into U.S. dollars by using the exchange rate published on Bloomberg at 5:00 p.m., Eastern time, on the day before the relevant date, or in The Wall Street Journal, Eastern Edition, on such date if not so published on Bloomberg.

Section 8.11 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party at or after the Distribution Effective Time, in each case to the extent such Subsidiary remains a Subsidiary of the applicable Party.

Section 8.12 Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and shall not be deemed to confer upon any Person other than the Parties any remedy, claim, liability, reimbursement, cause of Action or other right beyond any that exist without reference to this Agreement. Nothing in this Agreement is intended to amend any employee benefit plan or affect the applicable plan sponsor’s right to amend or terminate any employee benefit plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement.

Section 8.13 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 8.14 Governing Law. This Agreement will be governed by, construed and interpreted in accordance with the Laws of the State of Delaware, without reference to principles of conflicts of Laws. Each Party irrevocably consents to the exclusive jurisdiction, forum and venue of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court or the federal court sitting in the State of Delaware) over any and all claims, disputes, controversies or disagreements between the Parties under or related to this Agreement or any of the transactions contemplated hereby, including their execution, performance or enforcement, whether in contract, tort or otherwise. Each of the Parties hereby agrees that it shall not assert, and shall hereby waive, any claim or right or defense that it is not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument.

Section 8.15 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.16 Interpretation. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms “Section,” “paragraph,” “clause,” “Exhibit” and “Schedule” are references to the Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d)

references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) unless the context requires otherwise, references to “Party” shall mean Alkermes or Mural, as appropriate, and references to “Parties” shall mean Alkermes and Mural; (i) provisions shall apply, when appropriate, to successive events and transactions; (j) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (k) Alkermes and Mural have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; and (l) a reference to any Person includes such Person’s successors and permitted assigns.

Section 8.17 No Duplication; No Double Recovery. Nothing in this Agreement, the Separation Agreement or any other Ancillary Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

Section 8.18 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

ALKERMES PLC

By:	/s/ Richie Paul
Name: Richie Paul
Title: Board Designated Signatory

MURAL ONCOLOGY PLC

By:	/s/ Caroline Loew
Name: Caroline Loew, Ph.D.
Title: Director and Secretary

[Signature Page to Employee Matters Agreement]